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                                                                    EXHIBIT 21.1

                          Subsidiaries of the Company


Corporations (Jurisdiction)

KPSC, Inc. (Washington)
National Surgery Centers - Bakersfield, Inc. (California)
National Surgery Centers - Santa Monica, Inc. (California)
Northern Rockies Surgicenter, Inc. (Montana)
NSC Brownsville, Inc. (Texas)
NSC Channel Islands, Inc. (California)
NSC Dallas, Inc. (Texas)
NSC Elizabethtown, Inc. (Kentucky)
NSC Fayetteville, Inc. (North Carolina)
NSC Greensboro, Inc. doing business as Surgical Center of Greensboro (North
      Carolina)
NSC Greensboro West, Inc. (North Carolina)
NSC Las Vegas, Inc. (Nevada)
NSC Las Vegas East, Inc. (Nevada)
NSC Norman, Inc. (Oklahoma)
NSC Phoenix, Inc. (Arizona)
NSC Provo, Inc. doing business as Provo Surgical Center (Utah)
NSC Seattle, Inc. (Washington)
Walk In and Out, Inc. (Kentucky)

Endoscopy Center Affiliates, Inc. (Del.)
Northern Rockies Surgicenter, Inc. (Mont.)
NSC Kent, Inc. (Ohio)
NSC Houston, Inc. (Texas)
NSC Atlanta, Inc.
NSC Sarasota, Inc.
NSC Miami, Inc.
NSC Port St. Lucie, Inc. (Fla.)

Partnerships (Jurisdiction)

2121 Surgery Center, Limited Partnership doing business as Surgery Center of
       Santa Monica (California)
Bakersfield Surgery Center Limited Partnership (California)
Brownsville Surgery Center, Ltd. doing business as Brownsville Surgicare (Texas) Channel Islands Surgicenter, L.P. (California)
Desert Surgery Center Limited Partnership (Nevada)
Fayetteville Ambulatory Surgery Center Limited Partnership (North Carolina) Greensboro Specialty Surgery Center, Limited Partnership (North Carolina)
Kitsap Peninsula Surgery Center Limited Partnership doing business as Olympic
        Ambulatory Surgery Center (Washington)
Las Palmas Surgery Center Limited Partnership (Arizona)
NSCSM, Ltd. (California)
Physicians Surgical Center Limited Partnership (Oklahoma)
Physicians' Daysurgery Center Operating Limited (Texas)
Seattle Surgery Center, Limited Partnership (Washington)
Somerset Surgery Center, Limited Partnership (Kentucky)
Surgery Center of Elizabethtown, Limited Partnership (Kentucky)
Valley View Surgery Center, Limited Partnership (Nevada)
Ambulatory Surgical Center of Miami, L.P. (Fla).
Biloxi Endoscopy Center
Brunswick Endoscopy Center
Columbia Endoscopy Center
East Cincinnati Endoscopy Center
Endoscopy West
Fort Worth Endoscopy Center
Greater Long Beach Endoscopy Center
Indianapolis Endoscopy Center
Mid Peninsula Endoscopy Center
Newport Beach Endoscopy Center
North Atlanta Endoscopy Center, L.P. (Ga.)
Pittsburgh GI Surgical Center
San Diego Endoscopy Center
South Bay Endoscopy Center
Suburban Endoscopy Center
Superior Endoscopy Center
Surgex - Sarasota Endoscopy Center, L.P. (Fla).
Thousand Oaks Endoscopy Center
Western Reserve Surgery Center, Limited Partnership (Ohio)
Westside Surgery Center, Ltd. (Texas)
Loan Vision Northwest, Limited Partnership (Washington)